UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2015

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 12, 2015, The Medicines Company (the "Company") filed a Notice of Withdrawal Without Prejudice (the "Notice") with respect to its Emergency Motion for an Injunction Pending Appeal and for a Temporary Restraining Order filed against Hospira, Inc. ("Hospira") in connection with the parties’ pending appeals in The Medicines Company v. Hospira, Inc., which involves Hospira's Abbreviated New Drug Applications seeking approval to commercially manufacture, use or sell a generic version of the Company's Angiomax® bivalirudin drug product before the expiration of U.S. Patent Nos. 7,582,727 and 7,598,343.

The Company filed the Notice based on the parties' agreement to maintain the status quo until the earlier of (i) the date of a U.S. Court of Appeals for the Federal Circuit decision concerning the parties' pending appeals in The Medicines Company v. Hospira, Inc. (Appeal Nos. 14-1469, 14-1504) or (ii) the close of business on July 7, 2015.  The agreement does not prevent the Company from seeking injunctive relief against Hospira at any time.
.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  June 15, 2015
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Senior Vice President and General Counsel